Exhibit 4.2

PARTIAL RELEASE OF LIEN

THIS PARTIAL RELEASE OF LIEN, dated of as February 20, 2009, is by and between TELKONET, INC., a Utah corporation (the “Company”), the guarantors listed on the signature page hereto (the “Guarantors”) and YA GLOBAL INVESTMENTS, L.P. (“YA Global”).  All capitalized terms used herein shall have the respective meanings assigned thereto in the Transaction Documents (as defined below) unless otherwise defined herein.

W I T N E S S E T H:

WHEREAS, in connection with that certain Securities Purchase Agreement dated as of May 30, 2008 between the Company and YA Global (the “SPA”) and the Secured Convertible Debentures (the “Debentures”) issued to YA Global thereunder, the Company, the Guarantors and YA Global entered into a Security Agreement dated as of May 30, 2008.  The SPA, the Debentures, the Security Agreement, and all documents entered into in connection therewith are referred to herein collectively as the “Transaction Documents”.

WHEREAS, pursuant to the Security Agreement, the Company pledged and assigned certain collateral to YA Global to secure its payment obligations under the Transaction Documents (the “Obligations”), which collateral includes, without limitation, 18,500,000 shares (the “Pledged Shares”) of common stock of MTSI Holdings, Inc. (“MSTI”).

WHEREAS, the Company desires to sell 2,800,000 Pledged Shares which are subject to the Security Agreement and use the proceeds to repay a portion of the Obligations.

WHEREAS, on the terms and conditions set forth herein, YA Global desires to consent to the sale by the Company of 2,800,000 Pledged Shares and release its lien and security interest thereon.

NOW, THEREFORE, in consideration of the foregoing, and the respective agreements, warranties and covenants contained herein, the parties hereto agree, covenant and warrant as follows:

1. Conditions.

YA Global hereby consents to the sale by the Company of 2,800,000 Pledged Shares, subject to the following conditions:

(a) The minimum proceeds received from the sale shall be $10,000.

(b) The Company shall use the proceeds from the sale to pay the interest when due on the Debentures.

(c) The proceeds shall be applied first to the quarterly payment of accrued and unpaid interest on April 1, 2009 and second to subsequent quarterly payments of accrued and unpaid interest on the Debentures.  Pending payment the proceeds shall be held in a separate escrow account established by the Company.

(d) The sale of the 2,800,000 Pledged Shares shall occur on or before February 27, 2009.

2. Release of Lien; Waiver of Section 7.1 of the Security Agreement.

(a) In connection with (i) the sale of 2,800,000 Pledged Shares pursuant to the terms and conditions set forth in Section 1 above and (ii) the transfer of the Commitment Fee Shares (as defined below), YA Global agrees, to release its lien and security interest on such Pledged Shares and the Commitment Fee Shares.  YA Global agrees to promptly file all UCC termination statements and to execute such additional documents, instruments, and agreements that are reasonably required in order to release its lien and security interest on the 2,800,000 Pledged Shares and the Commitment Fee Shares.  The Company agrees to pay the reasonable actual costs and fees incurred by YA Global in connection with such release, which cost shall not exceed $2,500 without the Company’s prior written consent.  The release of the 2,800,000 Pledged Shares and the Commitment Fee Shares shall not alter, vary or diminish the force and effect of the Security Agreement or any other security documents with respect to the remainder of the collateral and any and all liens and security interests created by any such documents, or otherwise, in favor of YA Global shall remain in full force and effect with respect to the remaining collateral.

(b) In connection with the (i) sale of 2,800,000 Pledged Shares pursuant to the terms and conditions set forth in Section 1 above and (ii) the transfer of the Commitment Fee (as defined below), YA Global agrees to waive compliance with Section 7.1 of the Security Agreement.

3. Commitment Fee.

(a) In consideration for YA Global’s consent to the Company’s sale of 2,800,000 Pledged Shares and the release of its lien and security interest on the 2,800,000 Pledged Shares, the Company agrees to pay YA Global a commitment fee payable in MSTI common stock equal to 1% of MSTI common stock owned by the Company following the sale of the 2,800,000 Pledged Shares (the “Commitment Fee Shares”).

(b) In connection with the transfer if the Commitment Fee Shares, YA Global represents, warrants and covenants as follows:

(i) Investment Purpose.  YA Global is acquiring the Commitment Fee Shares for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof.  YA Global does not presently have any agreement or understanding, directly or indirectly, with any Person to  distribute any of the Commitment Fee Shares.

(ii) Accredited Investor Status.  YA Global is an “Accredited Investor” as that term is defined in Rule 501(a)(3) of Regulation of the Securities Act of 1933, as amended (the “Securities Act”).  YA Global is not a registered broker-dealer under Section 15 of the Securities Exchange Act of 1934, as amended.

(iii) Reliance on Exemptions.  YA Global understands that the Commitment Fee Shares are being transferred to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and YA Global’s compliance with, the representations, warranties and covenants of YA Global set forth herein in order to determine the availability of such exemptions and the eligibility of YA Global to acquire the Commitment Fee Shares.

(iv) Transfer or Resale.  YA Global understands that:  (i) the Commitment Fee Shares have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered, (B) YA Global shall have delivered to MSTI an opinion of counsel, in a generally acceptable form, to the effect that such Commitment Fee Shares to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration requirements, or (C) YA Global provides MSTI with assurances reasonably acceptable to MSTI that such Commitment Fee Shares can be sold, assigned or transferred pursuant to Rule 144, Rule 144(k), or Rule 144A promulgated under the Securities Act, as amended (or a successor rule thereto) (collectively, “Rule 144”), in each case following the applicable holding period set forth therein.  YA Global acknowledges that neither MSTI nor any other person is under any obligation to register the Commitment Fee Shares under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

(v) Legends.  YA Global acknowledges that the Commitment Fee Shares shall bear a restrictive legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.  AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES HAVE BEEN ACQUIRED SOLELY FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TOWARD RESALE AND MAY NOT BE OFFERED FOR SALE, SOLD TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS.

(c) In connection with the transfer of the Commitment Fee Shares the Company represents, warrants, and covenants as follows:

(i) The Company owns, beneficially and of record, all right, title and interest in and to the Commitment Fee Shares, free and clear of any adverse interests, security interests, claims, liens, pledges, options, encumbrances, charges, agreements, voting trusts, proxies or other arrangements, restrictions or limitations of any kind, except for the security interest granted to YA Global.  Upon release of the Commitment Fee Shares from the pledge in accordance herewith, title to the Commitment Fee Shares will transfer to YA Global, free and clear of any adverse claim, securities interests, claims, liens, pledges, options, encumbrances, charges, agreements, voting trusts, proxies or other arrangements, restrictions or other legal or equitable limitations of any kind arising from actions of, or inactions by, the Company.

4. Effect of this Agreement.  Except as modified pursuant hereto, no other changes or modifications to the Transaction Documents are intended or implied and in all other respects the Transaction Documents are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof.

 [SIGNATURE PAGE IMMEDIATELY TO FOLLOW]

IN WITNESS WHEREOF, this Agreement is executed and delivered as of the day and year first above written.

COMPANY:
Telkonet, Inc.

By: /s/ Jason L. Tienor
Name: Jason L. Tienor
Title: President & CEO

GUARANTOR:
Ethostream LLC:

By: /s/ Jason L. Tienor
Name: Jason L. Tienor
Title: President & CEO

GUARANTOR:
Telkonet Communications Inc.:

By: /s/ Jason L. Tienor
Name: Jason L. Tienor
Title: President & CEO

SECURED PARTY:
YA Global Investments, L.P.

By: Yorkville Advisors, LLC
Its: Investment Manager

By: /s/ Troy Rillo
Name: Troy Rillo
Title: Sr. Managing Director